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                                                            DRAFT - 1/28/96





                    THE COUNTRYBASKETS INDEX FUND, INC.

                        SOLICITING DEALER AGREEMENT


                                          Date:  _______ __, 1996



______________________
______________________
______________________

Ladies and Gentlemen:

            The CountryBaskets Index Fund, Inc. (the "Fund") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a series fund and formed as a corporation under the laws of the State of Maryland. The Fund will consist initially of nine series (each a "Series"),1 and will issue shares of common stock, par value $.001, of each series (the "Shares"). The Fund will only sell and redeem Shares in aggregations of a specified number of Shares (each a "Creation Unit") depending on the Series as set forth in Annex I hereto. Pursuant to a Distribution Agreement between the Fund and us (the "Distribution Agreement"), we will act as distributor (the "Distributor") and principal underwriter of Creation Units of Shares of the Series listed on Annex I as exclusive agent on behalf of the Fund. Capitalized terms not defined herein shall have the meanings attributed to them in the current prospectus and statement of additional information of the Fund relating to the Shares.

            Creation Units of Shares of each Series will be sold at net asset value, without a sales charge, in exchange for the Fund Basket designated for delivery on a subsequent business day for a Series and the Cash Component. A purchase order must be preceded by a notice of intention as provided in the Fund's current prospectus and statement of additional information.















________________

1    Australia Index Series, France Index Series, Germany
     Index Series, Hong Kong Index Series, Italy Index
     Series, Japan Index Series, South Africa Index Series,
     UK Index Series and US Index Series.

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            In consideration of the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

            1. Role of Distributor. Pursuant to and in accordance with the provisions of the Distribution Agreement, we will make arrangements for securities dealers which can make the representations set forth in Section 4 of this Agreement to solicit from the public orders to purchase Creation Units of Shares of each Series. You are hereby invited to become one of the securities dealers referred to herein as a "Soliciting Dealer". This will confirm our mutual agreement as to the terms and conditions applicable to your participation as a Soliciting Dealer, such agreement to be effective on your confirmation hereof. You understand that we are seeking to enter into this Agreement in counterparts with you and other firms which also may act as Soliciting Dealers. All purchases of Creation Units of Shares from the Fund shall be effected through us in our capacity as principal underwriter and distributor acting as agent on behalf of the Fund. You understand that we shall have no obligation to you hereunder at such times as we are not acting as distributor and principal underwriter for the sale of Shares in Creation Unit aggregations.

            2. Role of Soliciting Dealers. (a) As a Soliciting Dealer, you shall offer and solicit purchase orders for Creation Units of Shares. As, when and if you generate a customer request for the purchase of Creation Units of Shares of any Series and you determine to transmit such request to us, you shall comply with the procedures for the purchase of Creation Units of Shares set forth in the then current prospectus and statement of additional information of the Fund. You shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). You understand that all orders for the purchase of Creation Units of Shares of each Series must be placed with us and may be placed only through an Authorized Participant that has entered into an Authorized Participant Agreement with us and the Fund. During any period you are an Authorized Participant, you may submit purchase orders to us in such capacity. Your duties and obligations as an Authorized Participant are determined by the terms and conditions of the Authorized Participant Agreement and not pursuant hereto. The procedures relating to orders and the handling thereof will be subject to the terms of the then current prospectus and statement of additional information of the Fund, the Authorized

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Participant Agreement and instructions in writing received by you from us or the Fund's transfer agent from time to time. No conditional orders will be accepted. No Creation Units of Shares shall be issued except upon receipt of the consideration therefor. If payment for any purchase order is not received in accordance with the terms of the then current prospectus and statement of additional information, we reserve the right, without notice, to cancel the sale and to hold you responsible for any loss sustained as a result thereof. Unless otherwise mutually agreed in writing, each transaction shall be promptly confirmed in writing to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to you. You agree that upon receipt of duplicate confirmations you will examine the same and promptly notify us of any errors or discrepancies which you discover and shall promptly bring to our attention and the Fund's any errors in such confirmations claimed by your customers.

            (b) You agree to offer Shares in Creation Unit size aggregations to the public at the then current public offering price per Share (i.e. the net asset value per Share) as set forth in the then current prospectus and statement of additional information for the Shares, as the same may be amended or supplemented. All orders are subject to acceptance or rejection by us or the Fund in our or its sole discretion.

            (c) Subject to the requirements of applicable law and regulations, nothing in this Agreement shall be construed to prohibit or restrict your purchasing or selling for your own account Creation Unit aggregations of Shares, whether as agent or principal. Nothing herein shall be deemed to constitute you or any other Soliciting Dealer as agent for the Fund, for us, or any other Soliciting Dealer. You agree not to act as our agent and not to claim to act as our agent or as agent of any of the foregoing.

            3.  Information.

            We will furnish you, without charge, the Fund's current prospectus and statement of additional information and copies of sales materials relating to the offer and sale of Creation Units of Shares approved and filed with the NASD by us ("Fund Sales Materials") in such quantities as are reasonably requested by you and made available to us by the Fund or are supplied by us under a marketing agreement between the Fund and us (the "Marketing Agreement") for use in connection with the offer and sale of Creation Units of Shares. You agree to the use of your name therein as a Soliciting Dealer in accordance with Annex II hereto. Such

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Fund Sales Materials, as prepared pursuant to the Marketing Agreement or otherwise on behalf of the Fund, are expected to include materials suitable for institutional marketing efforts, including conferences, road shows and institutional advertisements and/or "tombstones" related to the initial public offering of Creation Units of Shares. Under this Agreement you will not act for us, the Fund or the Investment Adviser, nor make any representation on our behalf or the Fund's, or as authorized by us, the Fund or the Investment Adviser, and in offering and selling Creation Units of Shares hereunder you may rely only upon, the Fund's then current prospectus and statement of additional information and the Fund Sales Materials, provided that you are authorized to prepare and use at your own cost and expense other brochures, advertisements (in print or other format) or similar materials in connection with your solicitation of purchases of Creation Units of Shares which may constitute "sales literature" within the meaning of Section 24(b) of the 1940 Act ("Other Soliciting Materials"), but only if such Other Soliciting Materials (i) are prepared in compliance with all applicable NASD and SEC rules and regulations, (ii) provided to us a reasonable time prior to their intended use and (iii) are not used until approved by us and the Fund and filed by us with the NASD. You understand that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities. Any advertising materials, including the Fund prospectus, will prominently disclose that the CB Shares(TM) are not redeemable units of beneficial interest in the Fund. In addition, any advertising material, including the Fund prospectus, will disclose that the owners of CB Shares(TM) may acquire and tender those shares for redemption to the Fund in Creation Unit aggregations only.

            4.  Representations.

            (a) You represent to us as follows, and agree to abide by all of the rules and regulations of the NASD, including, without limitation, the following provisions of its Rules of Fair Practice, except as otherwise permitted by the NASD as set forth in writing, a copy of which shall be provided to you by us:

            (i) you will not withhold placing customers' orders for any Creation Units of Shares so as to profit yourself as a result of such withholding;

            (ii) you shall not, as principal, purchase any Shares from a record holder at a price lower than the net asset value next computed by or for the Fund in

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      accordance with the provisions of the 1940 Act; nothing in this subparagraph shall prevent you from redeeming a Creation Unit aggregation of Shares for the account of a record holder at the net asset value then quoted by or for the Fund and charging the investor a fair commission or administrative fee for handling the transaction;

            (iii) you are familiar with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), Section 4(3) of the Securities Act of 1933, as amended (the "1933 Act"), and Section 24(d) of the 1940 Act relating to the distribution and delivery of preliminary and final prospectuses and agree that you will comply therewith;

            (iv) you are a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sale within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply, as though you were a member of NASD, with the provisions of Sections 8, 24 and 36 of Article III of the Rules of Fair Practice of the NASD and with Section 25 thereof as that Section applies to a non-NASD member broker or dealer in a foreign country.

            (b) You agree that your expulsion from the NASD will automatically terminate this Agreement.

            (c) You agree to comply with any rules of the New York Stock Exchange or such other secondary market or markets as has or have been approved by an order of the SEC for the trading of the Shares. You acknowledge that you have been provided a copy of the conditions of the SEC order in accordance with which the Shares are offered.

            (d) We represent to you that we are a member in good standing of the NASD and agree to abide by all of the NASD's rules and regulations.

            5. Expenses; No Compensation. Unless otherwise specifically provided for in this Agreement, you shall bear all of your own costs and expenses in connection with your acting as a Soliciting Dealer, it being understood that we and the Fund shall bear our and the Fund's respective costs and expenses as set forth in the Distribution Agreement. You shall not be required to bear any of the costs or expenses assumed by us or any other Soliciting Dealer except

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as provided for herein or as you may have agreed with another Soliciting
Dealer. You shall be obligated to pay for the cost of printing and delivering all prospectuses requested by you other than as provided pursuant to Section 3 of this Agreement. No compensation shall be due to you from us or the Fund hereunder.

            6.  Compliance.

            (a) You agree that your activities pursuant to this Agreement will be at all times in conformity in all material respects with all applicable federal and state laws, rules and regulations, including without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the Rules of Fair Practice of the NASD (as provided in Section 4 hereof). In connection with offers to sell and sales of Shares of each Series, you agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the then current prospectus and the statement of additional information of the Fund.

            (b) We agree to inform you, as the Fund provides or causes to be provided to us such information, as to the states in which we believe Shares of the respective Series have been qualified for sale under, or are exempt from the requirements of, the respective securities laws thereof, but we shall have no obligation or responsibility to make Shares of any Series available for sale in any jurisdiction.

            7. Term; Termination; Amendment. (a) This Agreement will become effective on the date a fully executed copy of this Agreement is received by us, and is subject to approval by the Board of Directors of the Fund. This Agreement is terminable, without penalty, at any time by us or by you upon 20 days' prior written notice to the other party hereto. This Agreement will also terminate automatically in the event of its assignment (within the meaning of the 1940 Act) or, unless we and the Fund consent thereto in writing, a change in control (within the meaning of the 1940
Act) of the undersigned Soliciting Dealer.

            (b) This Agreement may be amended in writing by the parties hereto.

            8. Suspension. All sales will be made subject to receipt of Shares from the Fund. We and the Fund reserve the right, in our sole discretion, without notice, to suspend sales or withdraw the offering of sales of Creation Units of Shares of any Series entirely, including the sale

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of such Shares to you for the account of any client or clients.

            9. No Other Agreement. This Agreement shall supersede any prior agreements between us regarding the sale of Creation Units of Shares.

            10. Miscellaneous. (a) Notice. Notice shall have been duly given if delivered by hand, mail or facsimile transmission to you, at your address or facsimile number set forth below and (b) if to us, to ALPS Mutual Funds Services, Inc., 370 Seventeenth Street, Suite 2700, Denver,
Colorado 80202, facsimile no. (   )    -    , Attention:          , or in
each case such other addresses as may be notified to the other party.

            (b) Successors. Subject to Section 8 hereof, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective legal successors and the Fund, and no other person will have any right or obligation hereunder.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

            Please confirm your agreement by signing and returning to us the enclosed duplicate copies of this Agreement. Upon our acceptance hereof, this Agreement shall constitute a valid and binding contract between us. After our acceptance, we will deliver to you one fully executed copy of this Agreement.

                              Very truly yours,

                              ALPS MUTUAL FUNDS SERVICES, INC.


                              By_____________________________
                                Name:
                                Title:

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Confirmed:  ________ __, 1996

_______________________________
(Name of Soliciting Dealer)


By_____________________________
  (sign name and print title)


Address: ______________________

         ______________________

         ______________________

Facsimile No.:  _______________

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                        Annex I

                        Soliciting Dealer Agreement


                      CB Shares(TM)      No. of Shares
                           NYSE               per              CUSIP
Series                    Symbol         Creation Unit          No.

Australia Index Series     GXA              100,000          22236E109

France Index Series        GXF              100,000          22236E208

Germany Index Series       GXG              100,000          22236E307

Hong Kong Index Series     GXH              100,000          22236E406

Italy Index Series         GXI              100,000          22236E505

Japan Index Series         GXJ              250,000          22236E604

South Africa Index         GXR              100,000          22236E703
     Series

UK Index Series            GXK              100,000          22236E802

US Index Series            GXU              100,000          22236E885

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                                                      Annex II



          As a Soliciting Dealer, you agree that you may be named as such in sales materials and presentations as follows:

                                                  Yes          No

 1.   Institutional marketing efforts,           _____        _____
      including conferences, road shows and
      institutional advertisements.

 2.   Print advertising related to the initial   _____        _____
      public offering of Creation Units of
      Shares.